As filed with the Securities and Exchange Commission on August 18, 1997

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------

                           SNYDER COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                                       52-1983617
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                              6903 ROCKLEDGE DRIVE
                                   15TH FLOOR
                            BETHESDA, MARYLAND 20817
                                 (301) 468-1010
                    (Address of Principal Executive Offices)


              SNYDER COMMUNICATIONS, INC. 1996 STOCK INCENTIVE PLAN
                                       AND
                AMERICAN LIST CORPORATION 1992 STOCK OPTION PLAN
                            (Full Title of the Plans)


                               A. CLAYTON PERFALL
                              6903 ROCKLEDGE DRIVE
                                   15TH FLOOR
                            BETHESDA, MARYLAND 20817
                     (Name and Address of Agent For Service)

                                 (301) 468-1010
          (Telephone Number, Including Area Code, of Agent for Service)



                                   Copies to:

  NORMAN D. CHIRITE, ESQ.                          THOMAS H. MCCORMICK, ESQ.
WEIL, GOTSHAL & MANGES LLP                     SHAW, PITTMAN, POTTS & TROWBRIDGE
    767 FIFTH AVENUE                                   2300 N STREET, N.W.
 NEW YORK, NEW YORK 10153                            WASHINGTON, D.C. 20037
     (212) 310-8000                                      (202) 663-8000


                                 ---------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                             Proposed Maximum
                                             Amount To Be        Offering               Proposed Maximum      Amount Of Registration
Title Of Securities To Be Registered          Registered    Price Per Share(2)      Aggregate Offering Price             Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value per share      1,193,582 (1)        $25.25                  $30,137,945                  $9,133
====================================================================================================================================

(1) This Registration Statement shall also cover any additional Common Stock which become issuable under the Snyder Communications, Inc. 1996 Stock Incentive Plan or the American List Corporation 1992 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Common Stock.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, calculation of the registration fee is based on the average of the high and low prices reported for the Registrant's Common Stock on the New York Stock Exchange, Inc. on August 15, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

               Pursuant to the Agreement and Plan of Merger, dated as of March 18, 1997 (the "Merger Agreement"), among Snyder Communications, Inc., a Delaware corporation (the "Company"), Snyder Z Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Acquisition"), and American List Corporation, a Delaware corporation ("American List"), Acquisition has been merged with and into American List and American List has become a wholly-owned subsidiary of the Company (the "Merger") as of July 11, 1997, the effective time of the Merger (the "Effective Time"). Pursuant to Section 1.10 of the Merger Agreement, each option to purchase shares of common stock, $0.01 par value, of American List (the "American List Common Stock") outstanding at the Effective Time (each, an "Option") under American List's 1992 Stock Option Plan (the "American List Corporation 1992 Stock Option Plan"), has been assumed by the Company and, as of the Effective Time, all references in the American List Corporation 1992 Stock Option Plan to American List are deemed to refer to the Company. Each Option assumed by the Company will be exercisable upon the same terms and conditions as under the American List Corporation 1992 Stock Option Plan and the applicable option agreement, except that (i) each Option will be exercisable for that whole number of shares of the common stock, $0.001 par value, of the Company (the "Company Common Stock") (rounded down to the nearest whole share) equal to (a) the number of shares of American List Common Stock subject to such Option, multiplied by (b) 1.14; and (ii) the option price per share of the Company Common Stock will be an amount equal to the option price per share of American List Common Stock in effect immediately prior to the Effective Time, divided by (y) 1.14 (rounded upward to the nearest full cent). The American List Corporation 1992 Stock Option Plan is filed as an exhibit to this Registration Statement.

               The documents containing the information specified in Part I of this Registration Statement on Form S-8 will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

               Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Snyder Communications, Inc. 1996 Stock Incentive Plan and its administrators or the American List Corporation 1992 Stock Option Plan and its administrators are available without charge by contacting:

                           Snyder Communications, Inc.
                        6903 Rockledge Drive, 15th Floor
                            Bethesda, Maryland 20817
                           Attention: David B. Pauken
                                 (301) 468-1010

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents, heretofore filed by the Company with the Commission, are incorporated herein by reference and made a part hereof:

                (a) The Company's Prospectus filed with the Commission pursuant to Rule 424(b) on June 19, 1997.

                (b) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997 and June 30, 1997 and Current Reports on Form 8-K dated January 6, 1997 (as amended on Form 8-K/A on March 24, 1997), January 17, 1997, March 18, 1997 (as amended on Form 8-K/A on June 2, 1997), July 11, 1997 and July 13, 1997, respectively.

                (c) The Company's Registration Statement on Form S-1
                    (Registration Statement No. 333-33691), filed with the Commission on August 15, 1997.

                (d) The Company's Registration Statement on Form 8-A
                    (Registration Statement No. 001-12145), filed with the Commission on September 9, 1996.

                (e) The Company's Registration Statement on Form S-8
                    (Registration Statement No. 333-13079), filed with the Commission on September 30, 1996.

               All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

               Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

               The Company's Bylaws provide that the Company shall indemnify, to the full extent and under the circumstances permitted by the DGCL in effect from time to time, any past, present or future director or officer, made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director, officer, employee or agent, or was serving in such capacities at another entity at the specific request of the Company, on the same conditions provided by the DGCL. The Company's Bylaws further provide that the Company shall indemnify any such person in any threatened, pending or completed action or suit by or on behalf of the Company under similar conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the Company. In addition, the Company's Bylaws provide that the Board of Directors may also grant indemnification to any individual other than an officer or director, as it may determine in its sole discretion.

               As permitted by Section 102(b)(7) of the DGCL the Company's Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

               The Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8. EXHIBITS.


 EXHIBIT
 NUMBER                                DESCRIPTION OF EXHIBIT
 ------                                ----------------------

4(a)              - The Certificate of Incorporation of the Company, filed as
                    Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-7495), is incorporated herein by this reference.

4(b)              - The Bylaws of the Company, filed as Exhibit 3.2 to the
                    Company's Registration Statement on Form S-1 (Registration No. 333-7495), is incorporated herein by reference.

4(c)              - American List Corporation 1992 Stock Option Plan (filed
                    herewith).

5(a)              - Opinion of Counsel, Weil, Gotshal & Manges LLP (filed
                    herewith).

5(b)              - Opinion of Counsel, Shaw, Pittman, Potts & Trowbridge
                    (filed herewith).

23(a)             - Consent of Arthur Andersen LLP, Independent Public
                    Accountants (filed herewith).

23(b)             - Consent of Grant Thornton LLP, Independent Certified
                    Public Accountants (filed herewith).

23(c)             - Consent of Price Waterhouse, Chartered Accountants and
                    Registered Auditors (filed herewith).

23(d)             - Consent of Counsel, Weil, Gotshal & Manges LLP (filed as part of Exhibit 5(a) hereto).

23(e)             - Consent of Counsel, Shaw, Pittman, Potts & Trowbridge
                    (filed as part of Exhibit 5(b) hereto).

ITEM 9. UNDERTAKINGS.

               (a)    The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                             (ii) to reflect in the prospectus any facts or
               events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                             (iii) to include any material information with
               respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland, on this 18th day of August, 1997.


                                   SNYDER COMMUNICATIONS, INC.
                                   a Delaware corporation
                                   (Registrant)

                                   /s/   DANIEL M. SNYDER
                                   ------------------------------------------
                                   DANIEL M. SNYDER
                                   Chairman of the Board of Directors and
                                   Chief Executive Officer


               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                      Title                                 Date
---------                                      -----                                 ----
/s/ DANIEL M. SNYDER                           Chairman of the Board                 August 18, 1997
----------------------------------------       of Directors and Chief
Daniel M. Snyder                               Executive Officer
                                               (Principal Executive
                                               Officer)



/s/ MICHELE D. SNYDER                          Vice Chairman, President,             August 18, 1997
----------------------------------------       Chief Operating Officer
Michele D. Snyder                              and Director




/s/ A. CLAYTON PERFALL                         Chief Financial Officer               August 18, 1997
----------------------------------------       and Director (Principal
A. Clayton Perfall                             Financial Officer)



/s/ DAVID B. PAUKEN                            Chief Accounting Officer              August 18, 1997
----------------------------------------       (Principal Accounting
David B. Pauken                                Officer)





                                      II-6

/s/ MORTIMER B. ZUCKERMAN                      Director                              August 18, 1997
----------------------------------------
Mortimer B. Zuckerman


/s/ FRED DRASNER                               Director                              August 18, 1997
----------------------------------------
Fred Drasner


/s/ PHILIP GUARASCIO                           Director                              August 18, 1997
----------------------------------------
Philip Guarascio


/s/ MARK E. JENNINGS                           Director                              August 18, 1997
----------------------------------------
Mark E. Jennings




                                  EXHIBIT INDEX


 EXHIBIT
 NUMBER                            DESCRIPTION
 ------                            -----------

4(c)              - American List Corporation 1992 Stock Option Plan

5(a)              - Opinion of Counsel, Weil, Gotshal & Manges LLP

5(b)              - Opinion of Counsel, Shaw, Pittman, Potts & Trowbridge

23(a)             - Consent of Arthur Andersen LLP, Independent Public
                    Accountants

23(b)             - Consent of Grant Thornton LLP, Independent Certified
                    Public Accountants

23(c)             - Consent of Price Waterhouse, Chartered Accountants and
                    Registered Auditors

23(d)             - Consent of Counsel, Weil, Gotshal & Manges LLP (filed as part of Exhibit 5(a) hereto)

23(e)             - Consent of Counsel, Shaw, Pittman, Potts & Trowbridge
                    (filed as part of Exhibit 5(b) hereto)